STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                  NexMed, Inc.
                       Computation of Per Share Earnings

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

                                                                               Weighted
                                                                                Average
                                                                  Days          Shares
                                                     Shares    Outstanding    Outstanding
                                                     ------    -----------    -----------
     FOR THE QUARTER ENDED MARCH 31, 1996

Opening balance - January 1, 1996                  2,486,348       91          2,486,348

Shares issued with notes payable                      12,500       67              9,167

Shares issued for services                         1,600,000       45            789,333
                                                                              ----------

Weighted average shares outstanding                                            3,284,848

Net loss for the period                                                       $ (966,297)
                                                                              ----------

Net loss per common share                                                     $    (0.29)
                                                                              ==========

     FOR THE QUARTER ENDED MARCH 31, 1997

Opening balance - January 1, 1997                  5,071,348       90          5,071,348

Shares issued with notes payable                       7,500       90              7,500

Shares issued for cash                             1,062,500       60            708,333

Shares issued upon conversion of notes payable        13,750       55              8,433

Shares issued upon exercise of stock options           5,000       48              2,683
                                                                              ----------

Weighted average shares outstanding                                            5,798,298

Net loss for the period                                                       $ (511,558)
                                                                              ----------

Net loss per common share                                                     $    (0.09)
                                                                              ==========
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